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                                  EXHIBIT 99.1


For Immediate Release        Contact: Carl G. Anderson, Jr.   Frederick J. Hirt
December 22, 2003                     610-478-3171            610-478-3117

                           ARROW INTERNATIONAL REPORTS
               FIRST QUARTER FISCAL YEAR 2004 SALES AND NET INCOME

READING, PA, December 22, 2003 - Arrow International, Inc. reported today that net sales for the first quarter of fiscal 2004 increased to $103.1 million from $88.8 million in the first quarter of fiscal year 2003, an increase of 16.1%. Net income increased 26.3% to $14.4 million in the first quarter of fiscal year 2004 compared to $11.4 million in the same prior year period. Diluted earnings per share in the quarter ended November 30, 2003 were $0.33 compared to $0.26 in the first quarter of fiscal 2003 period, an increase of 26.9%.

The comparison of the first quarter of fiscal 2004 to first quarter fiscal 2003 gross profit, operating income, income before income taxes, net income and earnings per share, reflected a return to more normal levels in contrast to the prior year period which included the sale of lower-margin Arrow inventories purchased as part of the Company's acquisition of the net assets of Stepic Medical, the Company's former New York City distributor, on September 3, 2002. The estimated impact of these lower-margin sales in the first quarter of fiscal year 2003 reduced gross profit by approximately $1.6 million or $0.02 per diluted share. Excluding this impact, net income and diluted earnings per share in the first quarter of fiscal year 2004 would have increased by 15.2% and 17.9%, respectively. (See calculation below)

Sales of critical care products in the first quarter of fiscal 2004 increased 16.8% to $89.0 million from $76.2 million in the same period of fiscal 2003. Sales of cardiac care products for the first quarter of fiscal 2004 increased 11.9% to $14.1 million from $12.6 million in the same period of last year.

SALES BY PRODUCT PLATFORMS                      Q1 04      Q1 03      %
(DOLLARS IN MILLIONS)                           ACTUAL    ACTUAL     GROWTH

      Central Venous Catheters*                 $53.6      $42.7       26%
      Specialty Catheters                        32.3       30.4        6%
      Stepic distributed products                 3.1        3.1        0
                                               ------      -----
          Subtotal Critical Care                 89.0       76.2       17%
      Cardiac Care                               14.1       12.6       12%
                                               ------      -----
      TOTAL                                    $103.1      $88.8       16%

*Includes sales of Diatek and NEOCARE products of $3.3 million in the first quarter of fiscal year 2004.

International sales (critical care and cardiac care) in the first quarter of fiscal 2004 were $35.9 million compared to $29.3 million in the first quarter of fiscal 2003 and represented 34.8% of total net sales. The relative weakness of the U.S. dollar increased sales by $3.2 million in the first quarter of fiscal 2004.

Commenting on the Company's financial results for the first quarter of fiscal year 2004, Carl G. Anderson, Jr., Arrow International's Chairman and Chief Executive Officer, stated that "we are encouraged by the growth in central venous catheter sales as we are focusing sales and marketing efforts on continuing to build market share in our core businesses". The results exceeded earlier projections for the quarter due to the favorable impact of foreign exchange on sales and earnings. The core growth in sales for the quarter compared to the prior year quarter was $7.8 million or 8.8%, which excludes the impact of $3.2 million in foreign exchange and $3.3 million of sales of Diatek and NEOCARE, companies acquired subsequent to November 2003. The core growth rate was helped by the move from distributor to direct sales in Florida and several southeastern states.

The Company is maintaining its previous projections for the balance of fiscal year 2004 as shown in the following table. Sales are currently projected to increase by 9% and earnings per share are projected at $1.35-$1.45, an increase of 12% to 21% over fiscal year 2003, excluding the special charge, the charge to research, development and engineering expense, and the interest income relating to amended federal tax returns in the fourth quarter of fiscal year 2003.

Below are the Company's sales and earning targets for the second quarter and full fiscal year 2004 along with some of the key assumptions underlying these targets:

                          Q204E                 FY04E
                          -----                 -----

Net Sales              $102-105M             $410-420M

E.P.S.                 $0.31-.33            $1.35-1.45

                                       5
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Assumptions:
1)     Gross margin of 52% of sales for the year. Gross margin in Q2 of 52%.
2)     Operating expenses of 29.5-30.5% of sales for the year.
3) Operating income averaging 21-22% of sales for the year, and 20% to 21% of sales in Q2.
4)     Effective tax rate of 32.5%.
5)     E.P.S. using 44,000,000 shares of common stock outstanding.
6)     R&D expenses of approximately 6.3% to 6.5% of sales for the year.
7)     E = Estimate; M = Millions

Note:  Q1 estimate was as follows:

Net Sales              $97-101M

E.P.S.                 $0.30-.32

The Company has completed the settlement in two related patent infringement lawsuits which, as previously disclosed, pertained to certain of the Company's hemodialysis catheter products and will pay $8 million in settlement of these claims, which was previously reserved in the fourth quarter of fiscal 2003, in January 2004.

As previously announced, the Company received approval to CE mark the Arrow LionHeart(TM) Left Ventricular Assist System (LVAS) on November 7, 2003 clearing the way to market the device in Europe. In addition to expanding the base of centers qualified to implant the device beyond those which participated in the clinical trial, the near-term focus of the LionHeart(TM) program will be on obtaining optimal clinical results and the evaluation of several product enhancements currently under development. These enhancements, once completed, are expected to increase the patient population for whom the device is suitable and provide improved quality of life for recipients. Revenue generated from initial sales of the Arrow LionHeart(TM) is expected to be offset by expanded marketing and clinical support costs and will not contribute to earnings during fiscal year 2004.

The tenth patient enrolled in the US LionHeart(TM) clinical trial continues to recover as expected. The Jewish Hospital/University of Louisville team, led by surgeons Laman Gray, M.D., Rob Dowling, M.D., and Steven Etoch, M.D., implanted the LionHeart(TM) LVAS in a three-hour surgery on October 28, 2003. This patient was implanted as part of a US Phase I human study of the LionHeart(TM), which the Company expects to complete this fiscal year.

As previously reported, the Company is evaluating modifications to the CorAide(TM) continuous flow ventricular assist device to resolve the causes for the elevated level of hemolysis (plasma-free hemoglobin) experienced in the first implant of the device. While there can be no assurance that these modifications will resolve the problem, the Company believes that clinical trials of the CorAide(TM) device should resume later this fiscal year.

The Company continued the limited sales release of the AutoCAT(R)2 WAVETM intra-aortic balloon pump and associated LightWAVETM catheter system during its first fiscal quarter. Full market release of this new technology in the US and Europe is planned for the second fiscal quarter. The Company also released the UltraFlexTM 7.5 Fr intra-aortic balloon catheter during its first fiscal quarter. This catheter, the smallest intra-aortic balloon catheter on the market, incorporates Arrow's proprietary tubing reinforcement technology to prevent kinking. The Company expects the introduction of these new products to help it increase its share of the worldwide balloon pumping market.

In March 1999, the Company began open market purchases of its common stock pursuant to its previously announced program to repurchase up to 2 million shares, after giving effect to its August 2003 two-for-one stock split, of its common stock. In April 2000, the Company announced that it would repurchase up to another 2 million post-split shares of its stock. As of November 30, 2003, the Company had purchased a total of 3,603,600 shares under this program, which remains in effect.


                RECONCILIATION TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                          (In millions, except per share amounts)

                                                                          Diluted Earnings
                                                     Net Income              Per Share
                                                    -------------         ----------------
Quarter ended November 30, 2002

      As reported                                       $11.4                 $0.26

      Estimated impact on gross profit
      of inventories purchased as part
      of Company's acquisition of the
      net Assets of Stepic Medical,
      net of related tax effects                          1.1                  0.02
                                                        -----                 -----
                                                        $12.5                 $0.28

Quarter ended November 30, 2003:

      As reported                                       $14.4                 $0.33

Percent increase                                         15.2%                 17.9%

                                       6
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Arrow International, Inc. develops, manufactures and markets a broad range of clinically advanced, disposable catheters and related products for critical and cardiac care. The Company's products are used primarily by anesthesiologists, critical care specialists, surgeons, emergency and trauma physicians, cardiologists, interventional radiologists, electrophysiologists, and other health care providers.

Arrow International's news releases and other company information can be found on the World Wide Web at http://www.arrowintl.com.

The Company's common stock trades on The Nasdaq Stock Market(R) under the symbol ARRO.

                                  * * * * * * *

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS NEWS RELEASE PROVIDES HISTORICAL INFORMATION AND INCLUDES FORWARD-LOOKING STATEMENTS (INCLUDING PROJECTIONS). ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, THE COMPANY CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. THE FORWARD-LOOKING STATEMENTS ARE BASED UPON A NUMBER OF ASSUMPTIONS AND ESTIMATES THAT, WHILE PRESENTED WITH NUMERICAL SPECIFICITY AND CONSIDERED REASONABLE BY THE COMPANY, ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH ARE BEYOND THE CONTROL OF THE COMPANY, AND UPON ASSUMPTIONS WITH RESPECT TO FUTURE BUSINESS DECISIONS WHICH ARE SUBJECT TO CHANGE. ACCORDINGLY, THE FORWARD-LOOKING STATEMENTS ARE ONLY AN ESTIMATE, AND ACTUAL RESULTS WILL VARY FROM THE FORWARD-LOOKING STATEMENTS, AND THESE VARIATIONS MAY BE MATERIAL. CONSEQUENTLY, THE INCLUSION OF THE FORWARD-LOOKING STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OF RESULTS THAT ACTUALLY WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE IN NATURE, AND IT IS USUALLY THE CASE THAT ONE OR MORE OF THE ASSUMPTIONS IN THE FORWARD-LOOKING STATEMENTS DO NOT MATERIALIZE. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS. IN CONNECTION WITH THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THE COMPANY CAUTIONS THE READER THAT THE FACTORS BELOW, WHICH ARE DISCUSSED, IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2003 AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, COULD CAUSE THE COMPANY'S RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE: (I) STRINGENT REGULATION OF THE COMPANY'S PRODUCTS BY THE U.S. FOOD AND DRUG ADMINISTRATION AND, IN SOME JURISDICTIONS, BY STATE, LOCAL AND FOREIGN GOVERNMENTAL AUTHORITIES; (II) THE HIGHLY COMPETITIVE MARKET FOR MEDICAL DEVICES AND THE RAPID PACE OF PRODUCT DEVELOPMENT AND TECHNOLOGICAL CHANGE IN THIS MARKET; (III) PRESSURES IMPOSED BY THE HEALTH CARE INDUSTRY TO REDUCE THE COST OR USAGE OF MEDICAL PRODUCTS AND SERVICES; (IV) DEPENDENCE ON PATENTS AND PROPRIETARY RIGHTS TO PROTECT THE COMPANY'S TRADE SECRETS AND TECHNOLOGY, AND THE NEED FOR LITIGATION TO ENFORCE OR DEFEND THESE RIGHTS; (V) RISKS ASSOCIATED WITH THE COMPANY'S INTERNATIONAL OPERATIONS; (VI) POTENTIAL PRODUCT LIABILITY RISKS INHERENT IN THE DESIGN, MANUFACTURE AND MARKETING OF MEDICAL DEVICES; (VII) RISKS ASSOCIATED WITH THE COMPANY'S USE OF DERIVATIVE FINANCIAL INSTRUMENTS; AND
(VIII) DEPENDENCE ON THE CONTINUED SERVICE OF KEY MEMBERS OF THE COMPANY'S MANAGEMENT.



                                       7
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
                                           ARROW INTERNATIONAL, INC.
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                  (UNAUDITED)
                                                                                       Three Months Ended
                                                                                          November 30,
CONSOLIDATED STATEMENTS OF OPERATIONS:                                               2003              2002
                                                                                 --------------    -------------
Net sales                                                                        $      103,101    $      88,839
Cost of sales                                                                            48,903           45,395
                                                                                 --------------    -------------
     Gross profit                                                                        54,198           43,444
Operating expenses:
     Research, development and engineering                                                6,844            6,072
     Selling, general and administration                                                 25,738           20,186
                                                                                 --------------    -------------
        Total operating expenses                                                         32,582           26,258
Operating income                                                                         21,616           17,186
Interest, net                                                                               109              (53)
Other (income) expenses, net                                                                139              330
                                                                                 --------------    -------------
Income before income taxes                                                               21,368           16,909
Provision for income taxes                                                                6,944            5,495
                                                                                 --------------    -------------
Net income                                                                       $       14,424    $      11,414
                                                                                 ==============    =============
Basic earnings per common share                                                  $         0.33    $        0.26
                                                                                 ==============    =============
Diluted earnings per common share                                                $         0.33    $        0.26
                                                                                 ==============    =============
Weighted average shares used in
    computing basic earnings
      per common share                                                                   43,344           43,722
                                                                                 ==============    =============
Weighted average shares used in
     computing diluted earnings
      per common share                                                                   43,983           43,879
                                                                                 ==============    =============

CONSOLIDATED CONDENSED BALANCE SHEET:                                             November 30,
                                                                                      2003
                                                                                 --------------
ASSETS
     Cash                                                                        $       62,948
     Receivables (net)                                                                   87,218
     Inventories                                                                         91,653
     Prepaid expenses and other                                                          26,245
                                                                                 --------------
     Total current assets                                                               268,064
     Property, plant and equipment (net)                                                131,151
     Other assets                                                                       120,531
                                                                                 --------------
     Total assets                                                                $      519,746
                                                                                 ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
     Notes payable                                                               $       28,479
     Other current liabilities                                                           57,119
     Current maturities of long-term debt                                                 1,724
     Long-term debt                                                                       2,000
     Other liabilities                                                                   22,163
                                                                                 --------------
            Total liabilities                                                           111,485
Total shareholders' equity                                                              408,261
                                                                                 --------------
            Total liabilities and shareholders' equity                           $      519,746
                                                                                 ==============

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